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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-54998 and 333-113995 on Form S-3 and Nos. 2-80776, 33-2139, 33-7901,
33-15062, 33-43635, 33-62799, 33-59803, 333-82157, 333-82161, 333-87773,
333-73194, 333-63019 and 333-121020 on Form S-8 of our reports dated March 28,
2006, relating to the consolidated financial statements of Albertson's, Inc. and subsidiaries, and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Albertson's, Inc. and subsidiaries for the year ended February 2, 2006.


/s/ Deloitte & Touche LLP

Boise, Idaho
March 28, 2006